EXHIBIT 10.36
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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            DynaGen, Inc., a Delaware Corporation with an address of 200 Highland Avenue, Suite 301, Needham, MA 02494 ("DynaGen"), Able Laboratories, Inc., a Delaware corporation with an address of 6 Hollywood Court, South Plainfield, NJ 07080 ("Able") and Superior Pharmaceutical Company, an Ohio corporation with an address of 1385 Kemper Meadow Dr., 200 Highland Avenue, Cincinnati, OH 45240-1635 ("Superior"), enter into this Assignment and Assumption Agreement (the "Assignment") as of February 23, 2001.

            Background.
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            DynaGen, Superior, RxBazaar.com, Inc. ("RxBazaar") and RxBazaar.com
Acquisition Corp. ("Acquisition") have entered into an Agreement and Plan of Merger dated as of October 20, 2000 (herein as the "Merger Agreement"), pursuant to which Superior is merging with and into Acquisition, a wholly-owned subsidiary of RxBazaar. Capitalized terms used but not defined herein shall have the meanings given them in the Merger Agreement.

            In connection with the Merger Agreement DynaGen, through its subsidiary Able, wishes to assign to Superior certain accounts receivable in Able's name, and Superior wishes to accept such assignment.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Assignment and Assumption. As of the Closing of the Merger, each of DynaGen and Able assigns all of its right, title and interest in and to each of the accounts receivable a summary list of which is attached hereto as Exhibit A (the "Assigned Receivables"). Superior accepts such assignment and assumes all obligations of collecting and administering the Assigned Receivables.

            2. Merger Consideration. As of the Closing, pursuant to Section 2.2 of the Merger Agreement, any and all accounts payable and accounts receivable that would otherwise accrue between DynaGen or Able, on the one hand, and Superior on the other hand, on account of the assignment of the Assigned Receivables shall be canceled as part of the settlement of intercompany accounts as part of the Merger Consideration, as defined in Section 2.1 of the Merger Agreement.

            3. Notices. Any notices sent under this Assignment shall be sent in the manner required by the Merger Agreement.

            4. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            5. Governing Law. This Assignment shall be governed in construed in accordance with the internal laws of The Commonwealth of Massachusetts.

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            IN WITNESS WHEREOF, the parties have entered into this Assignment and Assumption Agreement, under seal, as of the date and year first above written.

                                             DYNAGEN, INC.

                                             By: /s/ Dhananjay G. Wadekar
                                             Title: Executive Vice President

                                             ABLE LABORATORIES, INC.

                                             By: /s/ Dhananjay G. Wadekar
                                             Title: President

                                             SUPERIOR PHARMACEUTICAL COMPANY

                                             By: /s/ C. Robert Cusick
                                             Title: Executive Vice President



















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